STATEMENT OF DESIGNATION

The undersigned George W. Carmany, III, (the “Undersigned”), does hereby authorize and designate Michael Kernan (the “Designee”) as the Undersigned’s designee to act hereunder in the name of and on behalf of the Undersigned as fully as the Undersigned could if  the Undersigned were present and acting in person and to perform any and all acts that may be necessary or desirable to complete, make and execute any and all required or voluntary filings (the “Filings”) under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations thereunder, with the Securities and Exchange Commission, the New York Stock Exchange, Macquarie Infrastructure Company LLC (the “Company”), and any other person or entity to which such Filings may be required under Section 16(a) of the Exchange Act as a result of the Undersigned’s position as an officer (including principal accounting officer) and/or director of the Company or the Undersigned’s “Beneficial Ownership” (within the meaning of Section 16(a) of the Exchange Act) of more than ten percent of any class of equity securities of the Company.

The Undersigned hereby consents to, ratifies and confirms all that the said Designee shall do or cause to be done by virtue of this Statement of Designation.  The Undersigned hereby acknowledges that the Designee, in serving in such capacity at the request of the Undersigned, is not assuming, nor is the Company assuming, any of the Undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Statement of Designation shall remain in full force and effect from this date forward for the term of the Undersigned’s services as an officer and/or director of the Company or the Undersigned’s Beneficial Ownership of more than ten percent of any class of equity securities of the Company and for such time thereafter as may be necessary to make any such Filings, unless earlier revoked or modified by the Undersigned in writing.

IN WITNESS WHEREOF, the Undersigned has hereunto signed this Statement of Designation this 3rd day of June, 2010.

By:	/s/ George W. Carmany, III
Name:	George W. Carmany, III
Title:	Director